Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran Corporation Inc. to present at 2008 Morgan Keegan Equity
     Conference on September 5

     TORONTO, Sept. 2 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX:
VTN), a North American transportation and logistics firm, today announced that it is scheduled to present at the 2008 Morgan Keegan Equity Conference on
Friday, September 5, 2008. Vitran President & Chief Executive Officer Rick
Gaetz will address the investment community at approximately 10:05 a.m. ET in
Grand Salon C at The Peabody Hotel in Memphis, TN that morning.
     A live and archived webcast of the presentation will be available in the
'Investor Relations' section of www.vitran.com.

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc.
(NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President/CEO; Sean Washchuk, VP
Finance/CFO, Vitran Corporation Inc., (416) 596-7664; Robert Rinderman;
Norberto Aja, Jaffoni & Collins Incorporated, (212) 835-8500 or VTNC(at)jcir.com/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 08:27e 02-SEP-08